SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2004

CARAUSTAR INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-20646	58-1388387
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3100 Joe Jerkins Boulevard

Austell, Georgia 30106-3227

(Address of Principal Executive Offices)

(Zip Code)

(770) 948-3101

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or address, if changed from last report)

Item 9	Regulation FD Disclosure.

On February 10 through 12, 2004, Caraustar Industries, Inc., will make a series of investor presentations in Milwaukee, Wisconsin, Chicago, Illinois and Minneapolis, Minnesota. Copies of the slides used for these presentations, along with certain supplemental information regarding non-GAAP financial measures, are attached hereto as Exhibit 99.1. The information being furnished in this report (including Exhibit 99.1) is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any filing under the Securities Act of 1933.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2004

CARAUSTAR INDUSTRIES, INC.

By:	/s/ Ronald J. Domanico

Ronald J. Domanico
Vice President and Chief Financial Officer

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Exhibit Index

Exhibit	Exhibit No.

Investor presentation materials and supplemental information	99.1

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